EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB of Ariel Way, Inc. for the fiscal year ended September 30, 2007 (the “Form 10-KSB”), that the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc. for the periods covered by the Form 10-KSB.

Date: January 14, 2008	By:	/s/ Arne Dunhem
Arne Dunhem, Chief Executive Officer

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-KSB of Ariel Way, Inc. for the fiscal year ended September 30, 2007 (the “Form 10-KSB”), that the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc. for the periods covered by the Form 10-KSB.

Date: January 14, 2008	By:	/s/ Arne Dunhem
Arne Dunhem, Acting Chief Financial Officer